Exhibit 23.1

Phone +41 44 444 35 55 www.bdo.ch zurich@bdo.ch	BDO Ltd Schiffbaustrasse 2 8031 Zurich

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated July 15, 2024, relating to the consolidated financial statements of DIH Holding US, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024.

BDO AG

/s/ Christoph Tschumi	/s/ Philipp Kegele
Christoph Tschumi	Philipp Kegele

Zurich, Switzerland

July 15, 2024

BDO Ltd, a limited company under Swiss law, incorporated in Zurich, forms part of the international BDO Network of independent member firms.